                                                               EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AmeriPath, Inc. on Form S-1 of our report dated November 12, 1996 on the combined financial statements of Clay J. Cockerell, M.D., P.A. and Freeman-Cockerell Laboratories, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Dallas, Texas

November 26, 1996